                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
    12

                              INKTOMI CORPORATION
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                        [LOGO OF INKTOMI APPEARS HERE]

                              INKTOMI CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 10, 1999

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Inktomi Corporation, a Delaware corporation ("Inktomi"), will be held on Wednesday, March 10, 1999 at 9:30 a.m., local time, at the San Mateo Marriott, Lombard Room, 1770 S. Amphlett Boulevard, San Mateo, California, 94402, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected;

    2. To approve an increase in the number of authorized shares of Common Stock from 100,000,000 shares to 300,000,000 shares;

    3. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Inktomi for the fiscal year ending September 30, 1999; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on January 18, 1999 are entitled to notice of and to vote at this meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                     /s/ TIM STEVENS
                                                       Tim Stevens
                                             Vice President of Corporate and
                                            Legal Affairs, General Counsel and
                                                   Assistant Secretary

San Mateo, California

February 8, 1999

                              INKTOMI CORPORATION
                     1900 South Norfolk Street, Suite 310
                          San Mateo, California 94403

                               ----------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Inktomi Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, March 10, 1999 at 9:30 a.m., local time, at the San Mateo Marriott, Lombard Room, 1770 S. Amphlett Boulevard, San Mateo, Calfornia, 94402, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Inktomi's principal executive offices are located at 1900 South Norfolk Street, Suite 310, San Mateo, California, 94403. Inktomi's telephone number at that location is (650) 653-2800.

  Inktomi intends to mail this proxy statement and accompanying proxy card on or about February 8, 1999 to all stockholders entitled to vote at the meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

  Stockholders of record at the close of business on January 18, 1999 (the "Record Date") are entitled to notice of and to vote at the annual meeting. At the Record Date, 48,628,818 shares of Inktomi's common stock ("Common Stock") were issued and outstanding and held of record by approximately 1,036 stockholders. All stock numbers and pricing information contained herein has been adjusted to give effect to the two for one stock split (effected in the form of a 100% stock dividend) that became effective on January 27, 1999.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Inktomi (attention: Tim Stevens, Vice President of Corporate and Legal Affairs, General Counsel and Assistant Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of stockholders and voting in person.

Voting and Solicitation

  Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by Inktomi as present at the meeting. Abstentions will also be counted by Inktomi in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal.

  The cost of soliciting proxies will be borne by Inktomi. Proxies may be solicited by certain of Inktomi's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, Inktomi may retain the services of one or more firms to assist in the solicitation of proxies, for an estimated fee of $5,000 plus reimbursement of expenses. In addition, Inktomi may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1998 of (i) each person known to Inktomi to beneficially own more than 5% of the Common Stock, (ii) each director or director nominee of Inktomi, (iii) each executive officer of Inktomi for whom information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers of Inktomi as a group.

                                                     Common Stock
                                         -------------------------------------
                                           Number of Shares
Name of Beneficial Owner                 Beneficially Held(1) Percent of Class
------------------------                 -------------------- ----------------
Entities affiliated with Oak Investment
 Partners(2)............................       4,883,810            10.0%
 525 University Avenue, Suite 1300
 Palo Alto, CA 94301
Fredric W. Harman(3)....................       4,913,810            10.1
 525 University Avenue, Suite 1300
 Palo Alto, CA 94301
Eric A. Brewer(4).......................       4,059,532             8.3
 Inktomi Corporation
 1900 S. Norfolk Street, Suite 310
 San Mateo, CA 94403
Paul Gauthier(5)........................       3,845,126             7.8
 Inktomi Corporation
 1900 S. Norfolk Street, Suite 310
 San Mateo, CA 94403
Frank Gill(6)...........................          96,800              *
David C. Peterschmidt(7)................       1,816,510             3.6
John Porter(8)..........................         163,334              *
Alan F. Shugart(9)......................         130,000              *
Jerry M. Kennelly(10)...................         584,652             1.2
Dennis L. McEvoy(11)....................         563,842             1.2
Richard B. Pierce(12)...................         732,622             1.5
Vince Vannelli(13)......................         461,000              *
All directors and executive officers as
 a group (12 persons)(14)...............      17,539,046            33.9

--------
  *   Less than one percent of the outstanding Common Stock.

 (1) This table is based on information supplied by officers, directors and principal stockholders of Inktomi and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 1998 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes 4,764,152 shares held by Oak Investment Partners VII, Limited Partnership, and 119,658 shares held by Oak VII Affiliates Fund, Limited Partnership.

 (3) Includes 4,764,152 shares held by Oak Investment Partners VII, Limited Partnership, and 119,658 shares held by Oak VII Affiliates Fund, Limited Partnership. Mr. Harman is a Managing Partner of the general partners of the Oak Partners entities and is a director of Inktomi. He disclaims beneficial ownership of the shares held by the Oak Partners entities except to the extent of his proportionate partnership interest therein. Also includes an option held by Mr. Harman to purchase 30,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998, 27,600 shares were subject to a right of repurchase at cost in the event Mr. Harman ceases to be a director of Inktomi.

 (4) Includes 3,608,664 shares held by Dr. Brewer and his wife, Lisa M. Sardegna. Also includes Dr. Brewer's pro rata interest in a warrant held by Inktomi LLC, which pro rata interest equals 350,868 shares. All such shares and warrants are fully vested and are not subject to repurchase by Inktomi. Also includes an option held by Dr. Brewer to purchase 100,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998 all shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Dr. Brewer ceases to be an employee of Inktomi.

 (5) Includes 3,394,258 shares held by Mr. Gauthier. Also includes Mr. Gauthier's pro rata interest in a warrant held by Inktomi LLC, which pro rata interest equals 350,868 shares. All such shares and warrants are fully vested and are not subject to repurchase by Inktomi. Also includes an option held by Mr. Gauthier to purchase 100,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998 all shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. Gauthier ceases to be an employee of Inktomi.

 (6) Consists of an option held by Mr. Gill to purchase 96,800 shares of Common Stock. The option is fully exercisable although as of December 31, 1998, all shares were subject to a right of repurchase at cost in the event Mr. Gill ceases to be a director of Inktomi.

 (7) Includes 313,334 shares held by David C. Peterschmidt and Roxanne N. Peterschmidt, Trustees of the Peterschmidt Family Trust U/D/T Dtd 12/30/91, and 2,776 shares held by Mr. Peterschmidt. Also includes 1,300,400 shares issuable upon exercise of stock options that are fully vested. Also includes an option held by Mr. Peterschmidt to purchase 200,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998 all shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. Peterschmidt ceases to be an employee of Inktomi.

 (8) Includes 133,334 shares held by Integra Holdings, L.P. As of December 31, 1998, 16,666 of the shares held by Integra Holdings were subject to a right of repurchase by Inktomi at cost in the event Mr. Porter ceases to be a director of Inktomi. The right of repurchase lapses at the rate of 5,556 shares per month. Also includes an option issued to Mr. Porter to purchase 30,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998, 27,600 shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. Porter ceases to be a director of Inktomi.

 (9) Includes an option held by Mr. Shugart to purchase 100,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998, 58,334 of the shares issuable upon exercise of the option were subject to a right of repurchase by Inktomi at cost in the event Mr. Shugart ceases to be a director of Inktomi. The right of repurchase lapses at the rate of 2,778 shares per month. Also includes an option issued to Mr. Shugart to purchase 30,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998, 27,600 shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. Shugart ceases to be a director of Inktomi.

(10) Includes 1,334 shares held by William Kennelly, Dorothy Kennelly and Jerry Kennelly, as joint tenants; 13,334 shares held by Jerry Kennelly, as trustee for Christopher Kennelly; 13,334 shares held by Jerry Kennelly, as trustee for Michael Kennelly; and 476,650 shares held by Mr. Kennelly. As of December 31, 1998, 213,332 of the shares held by Mr. Kennelly were subject to a right of repurchase by Inktomi at cost in the event Mr. Kennelly ceases to be an employee of Inktomi. The right of repurchase lapses at the rate of approximately 8,000 shares per month, and as to all shares upon consummation of an acquisition of Inktomi. Also includes an option held by Mr. Kennelly to purchase 80,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998 all shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. Kennelly ceases to be an employee of Inktomi.

(11) Includes 483,842 shares held by Mr. McEvoy and his wife, Kim Worsencroft. At December 31, 1998, 229,052 of the shares held by Mr. McEvoy and Ms. Worsencroft were subject to a right of repurchase by Inktomi at cost in the event Mr. McEvoy ceases to be an employee of Inktomi. The right of repurchase lapses at the rate of approximately 7,158 shares per month, and as to all shares upon consummation of an acquisition of Inktomi. Also includes an option held by Mr. McEvoy to purchase 80,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998 all shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. McEvoy ceases to be an employee of Inktomi.

(12) Includes 88,888 shares held by UTMA: Richard B. Pierce Custodian for Garrett Dean Pierce, 88,888 shares held by UTMA: Audrey Jean Brandt Custodian for Adrianna Jean Brandt Pierce, and 454,846 shares held by The Richard Pierce and Audrey Brandt-Pierce Family Trust. As of December 31, 1998, 166,666 of the shares held by the Pierce Family Trust were subject to a right of repurchase by Inktomi at cost in the event Mr. Pierce ceases to be an employee of Inktomi. The right of repurchase lapses at the rate of approximately 6,666 shares per month. Also includes an option held by Mr. Pierce to purchase 100,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998 all shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. Pierce ceases to be an employee of Inktomi.

(13) Includes 361,000 shares held by Mr. Vannelli. As of December 31, 1998, 312,000 of the shares held by Mr. Vannelli were subject to a right of repurchase by Inktomi at cost in the event Mr. Vannelli ceases to be an employee of Inktomi. The right of repurchase lapses at the rate of 8,000 shares per month. Also includes an option held by Mr. Vannelli to purchase 100,000 shares of Common Stock. The option is fully exercisable although as of December 31, 1998 all shares issuable upon exercise of the option were subject to a right of repurchase at cost in the event Mr. Vannelli ceases to be an employee of Inktomi.

(14) Includes 701,736 shares issuable upon exercise of warrants and options to purchase 2,347,200 shares, which options are fully exercisable as of December 31, 1998.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

General

  The Bylaws of Inktomi provide that the authorized number of directors shall be fixed by resolution of the Board of Directors. The authorized number of directors is currently fixed at six. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently directors of Inktomi. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders properly nominate persons other than Inktomi's nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of Inktomi's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his earlier death, resignation or removal. There is no family relationship between any director and any other director or executive officer of Inktomi.

  Certain information regarding the nominees is set forth below:

                                                                                   Director
    Name of Nominee      Age                 Principal Occupation                   Since
    ---------------      ---                 --------------------                  --------
David C. Peterschmidt...  51 Chairman of the Board, President and Chief Executive    1996
                              Officer of Inktomi
Dr. Eric A. Brewer......  31 Assistant Professor in the Computer Sciences Division   1996
                              at U.C. Berkeley, and Chief Scientist of Inktomi
Frank Gill..............  55 Retired Executive Vice President of Intel Corporation   1998
Fredric W. Harman.......  38 General Partner of Oak Investment Partners              1997
John A. Porter..........  54 Consultant                                              1997
Alan F. Shugart.........  68 Chief Executive Officer of Al Shugart International     1997

  David C. Peterschmidt has served as President, Chief Executive Officer and a director of Inktomi since July 1996. He was appointed Chairman of the Board in December 1997. From 1991 until joining Inktomi, he served as Chief Operating Officer and Executive Vice President of Sybase, Inc., a database company. From 1988 to

1991, Mr. Peterschmidt was a consultant with The Kappa Group, a management consulting firm, where he provided senior level sales and marketing training to a variety of companies. From 1987 to 1988, he served as Vice President of Sales and Marketing for System Industries, Inc., a manufacturer of storage subsystems for Digital Equipment Corporation computers. From 1984 to 1987, Mr. Peterschmidt was Vice President of Sales and Marketing for LEX Computer Systems. Mr. Peterschmidt also served as a Captain in the United States
Air Force for nine years, where he was Lead Contract Negotiator on the B1 Bomber Program at Rockwell International, Inc. Mr. Peterschmidt holds a Bachelor of Arts degree in Political Science from the University of Missouri and a Masters of Business Administration from Chapman College.

  Dr. Eric A. Brewer has served as a director of Inktomi since its inception in February 1996. From February 1996 to December 1997, Dr. Brewer was Chief Technology Officer of Inktomi and was appointed Chief Scientist in December 1997. From May 1996 to July 1996, he served as interim President and Chief Executive Officer of Inktomi. Dr. Brewer has been an Assistant Professor in the Computer Science Division at the University of California, Berkeley since July 1994. Dr. Brewer served as a research assistant at the Massachusetts Institute of Technology from September 1989 to August 1994. From June 1986 to November 1992, Dr. Brewer was a software engineer at CADAM, Inc. Dr. Brewer holds a Bachelor of Science degree in Computer Science from the University of California, Berkeley and a doctorate degree in Computer Science from the Massachusetts Institute of Technology.

  Frank Gill joined Inktomi as a director in December 1998. Mr. Gill is a 23-year veteran of Intel Corporation where he held a variety of positions in sales and marketing, product development, and manufacturing operations. At the time of his retirement in June 1998, he was Executive Vice President of Intel. Mr. Gill joined Intel in 1975 as district sales manager and was promoted to a variety of managerial positions over the next decade rising to head the North American sales and marketing organization in 1985. In 1988 his responsibilities expanded to encompass worldwide sales and marketing operations and he was made a Senior Vice President of Intel in 1989. In 1990, Mr. Gill became General Manager of Intel's Systems Group responsible for the design, manufacture, and marketing of all Intel module and system level products. With the increasing importance of the Internet, in 1995 Mr. Gill was appointed General Manager of the newly created Internet and Communications Group with responsibility to guide Intel's strategy, product development, marketing, and "industry enabling" activities within the internet, networking, media and communications space. He was promoted to Executive Vice President of Intel in 1996. In addition to serving as a director of Inktomi, Mr. Gill is a director of Sequent Computer Systems, Inc., Telecom Semiconductor, Inc. and other privately held companies. Mr. Gill holds a Bachelor of Science degree in Electrical Engineering from the University of California at Davis.

  Fredric W. Harman joined Inktomi as a director in April 1997. Since July 1994, Mr. Harman has served as a Managing Member of the General Partners of venture capital funds affiliated with Oak Investment Partners. From April 1991 to June 1994, he served as a General Partner of Morgan Stanley Venture Capital, L.P. Mr. Harman is a director of ILOG, S.A. and several privately held companies. Mr. Harman holds Bachelor of Science and Masters degrees in Electrical Engineering from Stanford University and a Masters of Business Administration from Harvard University.

  John A. Porter joined Inktomi as a director in March 1997. Mr. Porter is currently actively involved in a variety of private investment and business ventures. He is a director of MCI WorldCom Inc., a full-service telecommunications provider and, through its wholly owned subsidiary UUNet, Inc., the largest Internet service provider in the United States. Mr. Porter previously served on the Board of Directors of WorldCom from 1989 until its merger with MCI, serving as Chairman of the Board from 1989 to 1993 and as Vice Chairman from 1993 to 1996. Mr. Porter also serves as Chairman of the Board and Chief Executive Officer of Industrial Electric Manufacturing, Inc., a switch gear manufacturer, since 1995, and Chairman of the Board of Phillips & Brooks Gladwin, Inc., a full-service provider of public communications equipment and national outsourced services, since 1989. He is also a director of Uniroyal Technologies, Inc.

  Alan F. Shugart joined Inktomi as a director in December 1997. Mr. Shugart has been Chief Executive Officer of Al Shugart International since September 1998. From 1979 to 1998, Mr. Shugart was Chief Executive Officer of Seagate Technology, Inc., a manufacturer of hard disk drives and related components. From 1979 until

September 1991 and from October 1992 to September 1998, Mr. Shugart also served as Chairman of the Board of Seagate. He held the position of President of Seagate from September 1991 until September 1997 and Chief Operating Officer of Seagate from September 1991 until March 1995. Mr. Shugart is currently a Director of Valence Technology, Inc., SanDisk Corporation and Cypress Semiconductor Corp.

Board Meetings and Committees

  The Board of Directors held nine meetings during the fiscal year ended September 30, 1998 and acted eight times by unanimous written consent. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

  The Audit Committee currently consists of directors Harman, Porter and Shugart. The Audit Committee held one meeting during the last fiscal year. The Audit Committee reviews the internal accounting procedures of Inktomi and consults with and reviews the services provided by Inktomi's independent accountants.

  The Compensation Committee currently consists of directors Harman, Porter and Shugart. The Compensation Committee held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Inktomi and establishes and reviews general policies relating to compensation and benefits of employees of Inktomi.

  The Nominating Committee currently consists of directors Harman, Peterschmidt and Porter. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee is responsible for establishing general qualification guidelines applicable to nominees to the Board of Directors, and for identifying, interviewing and recommending persons meeting such guidelines to serve as members of the Board of Directors.

  During fiscal 1998, each director attended 75% or more of the meetings of the Board of Directors and of the committees of the Board on which the director served during the period for which he was director or committee member, respectively.

Director Compensation

  Directors do not currently receive any cash compensation from Inktomi for their service as members of the Board of Directors, although they are reimbursed for expenses in connection with attendance at Board and Committee meetings. Under Inktomi's 1998 Stock Plan, nonemployee directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan. In December 1997, the Board of Directors granted an option to purchase 100,000 shares of Common Stock at $1.67 per share to Alan F. Shugart in connection with his appointment as a member of the Board of Directors. The shares under the option vest on a monthly basis over 36 months, subject to continued service as a member of the Board of Directors. No other options were granted to directors during fiscal 1998.

  Under the terms of indemnification agreements with each of Inktomi's directors, Inktomi is obligated to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, Inktomi's Certificate of Incorporation provides that, to the greatest extent permitted by the Delaware General Corporation Law, its directors shall not be liable for monetary damages for breach of fiduciary duty as a director.

Vote Required

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Recommendation of the Board

  The Board of Directors recommends that the stockholders vote "FOR" election of each of the nominees listed above.

                                PROPOSAL NO. 2:
          INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

General

  Inktomi's Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. In December 1998, the Board of Directors adopted a resolution proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 300,000,000 shares, subject to stockholder approval of the amendment. No change is being proposed to the authorized number of shares of Preferred Stock.

Current Use of Shares

  As of December 31, 1998, Inktomi had approximately 49,000,000 shares of Common Stock outstanding, approximately 7,100,000 shares of Common Stock reserved for future issuance under Inktomi's incentive stock plans, of which approximately 5,600,000 shares are covered by outstanding options and approximately 1,500,000 shares are available for future grant or purchase, and approximately 1,500,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants. Based upon the foregoing number of outstanding and reserved shares of Common Stock, Inktomi has approximately 42,400,000 shares remaining available for other purposes.

Proposed Amendment to Certificate of Incorporation

  The Board of Directors has adopted resolutions setting forth the proposed amendment to the first sentence of Article 4 of Inktomi's Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by Inktomi's stockholders at the Annual Meeting. The following is the text of Article 4 of the Certificate of Incorporation of Inktomi, as proposed to be amended:

  The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 310,000,000 shares. The number of shares of Common Stock authorized is 300,000,000. The number of shares of Preferred Stock authorized is 10,000,000.

Purpose and Effect of the Proposed Amendment

  The Board of Directors believes that it is in Inktomi's best interest to increase the number of shares of Common Stock that Inktomi is authorized to issue in order to give Inktomi additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. For example, Inktomi recently completed a two for one stock split (in the form of a 100% stock dividend) bringing the number of outstanding shares of Common Stock and shares reserved for issuance under incentive stock plans and warrants to approximately 57,600,000. Under the current Certificate of Incorporation, the Board of Directors may not authorize future stock splits or declare additional stock dividends without first soliciting and obtaining stockholder approval if following such action the total number of shares of Common Stock outstanding and reserved for issuance would exceed 100,000,000 shares. Under the Certificate of Incorporation as amended, the Board of Directors would have the flexibility to authorize stock splits and declare stock dividends resulting in outstanding and reserved shares of Common Stock of up to 300,000,000 shares.

  The Board of Directors also believes that the availability of additional authorized but unissued shares will provide Inktomi with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future, such as to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, and to adopt additional employee benefit plans or reserve additional shares for issuance under such plans. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any purpose.

  The Board of Directors believes that the proposed increase in the authorized Common Stock will make available sufficient shares for use should Inktomi decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by Inktomi's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

  Under Inktomi's Certificate of Incorporation, Inktomi's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on earnings per share, voting power, and share holdings of current stockholders.

  The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of Inktomi, it may be possible for Inktomi to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of Inktomi. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for Inktomi's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting Inktomi's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Inktomi's business. However, the Board of Directors is not aware of any attempt to take control of Inktomi and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Vote Required

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

Recommendation of the Board

  The Board of Directors recommends that the stockholders vote "FOR" the proposal to amend Inktomi's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares to 300,000,000 shares.

                                PROPOSAL NO. 3:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as Inktomi's independent auditors to audit the financial statements of Inktomi for the fiscal year ending September 30, 1999, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited Inktomi's financial statements since inception in 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Inktomi's independent auditors is not required by Inktomi's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of Inktomi and its stockholders.

Vote Required

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.

Recommendation of the Board

  The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Inktomi's independent auditors for the fiscal year ending September 30, 1999.

                                  MANAGEMENT

Executive Officers

  The following table sets forth certain information with respect to the executive officers of Inktomi:

            Name           Age                    Position
            ----           ---                    --------
   David C. Peterschmidt..  51 Chairman of the Board, President and Chief
                                Executive Officer
   Dr. Eric A. Brewer.....  31 Chief Scientist
   Paul Gauthier..........  26 Chief Technology Officer
   Jerry M. Kennelly......  48 Vice President of Finance, Chief Financial
                                Officer and Secretary
   Dennis L. McEvoy.......  51 Vice President of Development and Support
   Richard B. Pierce......  40 Vice President of Marketing
   Timothy Stevens........  32 Vice President of Corporate and Legal Affairs,
                                General Counsel and Assistant Secretary
   Vince Vannelli.........  40 Vice President of World Wide Field Operations

  For biographical summaries of David C. Peterschmidt and Dr. Eric A. Brewer, see "Election of Directors."

  Paul Gauthier served as Vice President of Research and Development of Inktomi from February 1996 until his appointment as Chief Technology Officer in December 1997. From May 1995 to August 1995, Mr. Gauthier served as an intern at Digital Equipment Corporation's Systems Research Center. Mr. Gauthier served as a programmer analyst for Seimac Limited from May 1994 to July 1994. From July 1989 to April 1994, Mr. Gauthier served as technical Director for Worthington Software Company. Mr. Gauthier served as a programmer at Dymaxion Research from June 1987 to July 1989. Mr. Gauthier holds a Bachelor of Science degree, with honors, in Computer Science from Dallhousie University.

  Jerry M. Kennelly joined Inktomi as Vice President of Finance and Chief Financial Officer in October 1996. From June 1990 until joining Inktomi, Mr. Kennelly worked for Sybase, Inc. in a number of senior financial positions. Most recently, he served as Vice President of Corporate Finance. From November 1988 to May 1990, Mr. Kennelly served as the Controller for U.S. Operations at Oracle Corporation. From December 1980 to October 1988, he served as World Wide Sales and Marketing Controller at Tandem Computers, Inc. Mr. Kennelly holds a Bachelor of Arts degree in Political Economy from Williams College and a Masters degree in Accounting from the New York University Graduate School of Business Administration. He is also a Certified Public Accountant.

  Dennis L. McEvoy joined Inktomi as a consultant in March 1997 and as Vice President of Development and Support in June 1997. From October 1996 to February 1997, Mr. McEvoy served as Executive Vice President of Products and Services at Verity, Inc., a provider of information search, retrieval and push software for corporate intranets and the Internet. From October 1994 to September 1996, he served in several executive management positions at Sybase, Inc., most recently as President, Enterprise Business Group. Prior to joining Sybase, in January 1989, Mr. McEvoy co-founded and served as President and Chief Executive Officer of Cooperative Solutions, Inc., a client/server software company focused on development tools and production software for mission-critical applications. Cooperative Solutions was acquired by Bachman Information Systems, Inc. in August 1993, whereupon Mr. McEvoy joined Bachman as a Vice President and served in such capacity until August 1994. From December 1974 to June 1988, Mr. McEvoy worked at Tandem Computers, Inc., most recently as Vice President, Software Division. Mr. McEvoy holds a Bachelor of Science degree in Mathematics from Carnegie-Mellon University.

  Richard B. Pierce joined Inktomi as its Vice President of Marketing in November 1996. From December 1981 until joining Inktomi, Mr. Pierce worked at Intel Corporation where he held a variety of marketing, strategic planning and operations management positions. Most recently, he was marketing director of Intel's mobile and handheld products group. Mr. Pierce holds a Bachelor of Science degree in Electrical Engineering from Purdue University.

  Timothy Stevens joined Inktomi as its Vice President of Corporate and Legal Affairs and General Counsel in July 1997. Prior to joining Inktomi, Mr. Stevens was an attorney with Wilson Sonsini Goodrich & Rosati, where he served as primary outside counsel for more than thirty private and public companies, specifically in the areas of venture capital and corporate financing, public offerings, mergers and acquisitions, and securities and intellectual property law. Mr. Stevens holds Bachelor of Science degrees in Finance and Management from the University of Oregon and a Juris Doctor degree from the University of California, Davis.

  Vince Vannelli joined Inktomi as Vice President of Worldwide Field Operations in January 1998. Prior to joining Inktomi, Mr. Vannelli was most recently the Vice President and General Manager for U.S. Operations for Hitachi Data Systems, Inc., a computer services and equipment company. Mr. Vannelli worked for Hitachi for eight years, first as a District Sales Manager in Northern California, then as the Regional Manager of the Mid-Atlantic states, then as the Eastern Division Manager. Following these assignments, Mr. Vannelli returned to the West Coast to assist the Chief Executive Officer of Hitachi in re-engineering worldwide sales and marketing, then after a brief period running the Western Division, was named Vice President and General Manager for U.S. Operations. Prior to working for Hitachi, Mr. Vannelli was employed by IBM Corporation for eight years in a variety of sales and sales management roles. Mr. Vannelli holds Bachelor of Science and Masters degrees in Industrial Engineering from Stanford University.

Summary Compensation Table

  The following table sets forth the compensation earned for services rendered to Inktomi in all capacities for the fiscal years ended September 30, 1998 and 1997 by Inktomi's Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended September 30, 1998 (collectively, the "Named Executive Officers"):

                                                                     Long-Term
                                                                    Compensation
                                                                       Awards
                                                                    ------------
                                             Annual Compensation     Securities
                                             -------------------     Underlying
       Name and Principal Position      Year  Salary     Bonus        Options
       ---------------------------      ---- -------------------    ------------
   David C. Peterschmidt..............  1998  $150,000  $125,000      200,000
    Chairman of the Board, President    1997   150,000   280,000(1)       --
    and Chief Executive Officer
   Jerry M. Kennelly(2)...............  1998   200,000    73,105       80,000
    Vice President of Finance, Chief    1997   184,102    37,045      400,002(3)
     Financial Officer and Secretary
   Dennis L. McEvoy(4)................  1998   200,000    61,507       80,000
    Vice President of Development and   1997    66,667    92,210      537,602
    Support
   Richard B. Pierce(5)...............  1998   185,000    67,916      100,000
    Vice President of Marketing         1997   150,016   333,776      466,668(3)
   Vince Vannelli(6)..................  1998   150,000   192,065      500,000
    Vice President of World Wide Field  1997       --        --           --
    Operations

--------
(1) Bonus earned and accrued during the 1997 fiscal year and paid over the 1998 fiscal year.

(2) Mr. Kennelly joined Inktomi in October 1996.

(3) Shares subject to options granted under Inktomi's 1996 Equity Incentive Plan. Excludes 133,334 shares and 233,334 shares issuable upon exercise of options granted during the 1997 fiscal year under the 1996 Equity Incentive Plan to Mr. Kennelly and Mr. Pierce, respectively. Such options were cancelled during the fiscal year.

(4) Mr. McEvoy joined Inktomi in June 1997.

(5) Mr. Pierce joined Inktomi in November 1996.

(6) Mr. Vannelli joined Inktomi in January 1998.

Option Grants in Last Fiscal Year

  The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended September 30, 1998. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent Inktomi's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                            Annual Rates of Stock
                                                                             Price Appreciation
                                            Individual Grants                for Option Term(3)
                                         -----------------------            ---------------------
                            Number of      Percent of
                            Securities   Total Options
                            Underlying     Granted to
                             Options      Employees in  Exercise Expiration
             Name            Granted     Fiscal Year(1) Price(2)    Date        5%        10%
             ----           ----------   -------------- -------- ---------- ---------- ----------
   David C. Peterschmidt...  200,000(4)        6.5%      $24.50   09/01/08  $3,081,581 $7,809,337
   Jerry M. Kennelly.......   80,000(4)        2.6        24.50   09/01/08   1,232,633  3,123,735
   Dennis L. McEvoy........   80,000(4)        2.6        24.50   09/01/08   1,232,633  3,123,735
   Richard B. Pierce.......  100,000(4)        3.2        24.50   09/01/08   1,540,791  3,904,669
   Vince Vannelli..........  400,000(5)       12.9         1.67   02/09/08     420,101  1,064,620
                             100,000(4)        3.2        24.50   09/01/08   1,540,791  3,904,669

--------
(1) Based on an aggregate of 3,089,210 options granted by Inktomi during the fiscal year ended September 30, 1998 to employees of and consultants to Inktomi, including the Named Executive Officers. Excludes options granted by C2B Technologies during the fiscal year that were assumed by Inktomi in connection with its acquisition of C2B Technologies.

(2) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4) Option was granted under Inktomi's 1998 Stock Plan. All shares under the option are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. 2% of the shares become vested 37 months from the date of grant and an additional 2% of the shares become vested monthly thereafter.

(5) Option was granted under Inktomi's 1996 Equity Incentive Plan. All shares under the option are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. 2% of the shares become vested six months from the date of commencement of employment and 2% of the shares become vested monthly thereafter. Mr. Vannelli exercised and purchased all shares under this option in April 1998.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

  The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended September 30, 1998 and exercisable and unexercisable options held as of September 30, 1998:

                                                    Number of Securities
                                                   Underlying Unexercised       Value of Unexercised
                                                       Options/SARs at        In-the-Money Options/SARs
                           Shares                    September 30, 1998       at September 30, 1998(2)
                          Acquired       Value    --------------------------- -------------------------
Name                     on Exercise  Realized(1) Exercisable   Unexercisable Exercisable Unexercisable
----                     -----------  ----------- -----------   ------------- ----------- -------------
David C. Peterschmidt...   133,334    $ 4,903,358  1,500,400(3)       --      $50,322,210       --
Jerry M. Kennelly.......       --             --      80,000(4)       --        1,000,000       --
Dennis L. McEvoy........       --             --      80,000(4)       --        1,000,000       --
Richard B. Pierce.......       --             --     100,000(4)       --        1,250,000       --
Vince Vannelli..........   400,000(5)  14,134,000    100,000(4)       --        1,250,000       --

--------
(1) Based on a value of $37.00 per share, the closing price of Inktomi's stock on the Nasdaq National Market on September 30, 1998, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2) Based on a value of $37.00 per share, the closing price of Inktomi's stock on the Nasdaq National Market on September 30, 1998, minus the per share exercise price, multiplied by the number of shares underlying the option.

(3) Includes an option to purchase 200,000 shares of Common Stock. All shares under the option are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. 2% of the shares become vested 37 months following the date of grant and an additional 2% of the shares become vested monthly thereafter.

(4) All shares under the option are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement giving Inktomi the right in the event of any termination of employment to repurchase all then unvested shares at cost. 2% of the shares become vested 37 months following the date of grant and an additional 2% of the shares become vested monthly thereafter.

(5) As of September 30, 1998, 336,000 of the shares acquired by Mr. Vannelli were subject to a right of repurchase by Inktomi at cost in the event of termination of employment with Inktomi. The repurchase option lapses as to 8,000 shares per month.

Employment Agreement

  Inktomi has an employment agreement with David C. Peterschmidt, its President and Chief Executive Officer. The agreement provides for an initial annual salary of $150,000. The agreement is for no specified length of term, and either party has the right to terminate the agreement at any time with or without cause. The agreement does not provide for any mandatory severance, although Inktomi has the right to continue to pay Mr. Peterschmidt his then current salary for up to 12 months following termination of employment, in which case Mr. Peterschmidt may not compete against Inktomi for such time period.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee (the "Committee") of the Board of Directors currently consists of Fredric W. Harman, John A. Porter and Alan F. Shugart, all of whom are outside directors of Inktomi. The Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Inktomi and establishes and reviews general policies relating to compensation and benefits of employees of Inktomi. The following is the report of the Committee describing compensation policies and rationale applicable to Inktomi's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 1998. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that Inktomi specifically incorporates it by reference in such filing.

Compensation Philosophy and Review

  Inktomi's executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive Internet and computer networking marketplaces. Executive compensation currently consists of a base salary, quarterly incentive plan, long-term equity incentives, and other compensation and benefit programs generally available to other employees.

  The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to Inktomi's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

Base Salaries

  Base salary levels for the Chief Executive Officer (the "CEO") and other executive officers are intended to compensate executives competitively within the high-technology marketplace. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the Committee in determining salary levels for the CEO and other executive officers of Inktomi. Base salaries for executives are reviewed annually by the Committee.

Quarterly Incentive Plan

  Inktomi provides quarterly incentive bonuses for its executive officers as well as other key management employees. The quarterly incentive plan is intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. The level of bonus is based as a percentage of the base salary for the manager for the year. At the beginning of each quarter, Inktomi sets certain corporate objectives (including financial performance goals) and each individual manager sets his or her own personal objectives to support the achievement of the corporate objectives. At the end of the quarter, performance is assessed and the level of bonus payable, if any, is determined. Achievement of corporate objectives is given more weight than achievement of individual objectives for purposes of determining the quarterly bonus.

Long-Term Equity Incentives

  Inktomi provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of Inktomi. Stock options are generally granted at an exercise price equal to 100% of the fair market on the date of grant, have a ten year term and generally vest in installments over 50 months. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of Inktomi's Common Stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with Inktomi. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive's current contribution to Inktomi's performance, the executive officer's anticipated contribution in meeting Inktomi's long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other Internet and computer networking companies. The Committee also reviews stock option levels for executive officers at the beginning of each fiscal year in light of long-term strategic and performance objectives and each executive's current and anticipated contributions to Inktomi's future performance. Reflecting the increasing scope of Inktomi's business, the Committee recommended (and the full Board of Directors granted) stock option grants in September 1998 for the CEO of 200,000 shares and for the other Named Executive Officers of an aggregate of 360,000 shares. These options vest over seven years from the date of grant, with no vesting for the first three years and then monthly vesting over the next four years.

Other Compensation

  Inktomi's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including Inktomi's Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

CEO Compensation

  David C. Peterschmidt is President, Chief Executive Officer and Chairman of the Board of Directors. The Committee reviews Mr. Peterschmidt's compensation annually using the same criteria and policies as are employed for other executive officers. Mr. Peterschmidt's compensation was initially determined in part by the terms of an employment agreement entered into upon his acceptance of employment with Inktomi in July 1996. See "Management-- Employment Agreement" above. However, the Committee retains the discretion to increase Mr. Peterschmidt's compensation to levels above those provided in the employment agreement. Mr. Peterschmidt did not receive a salary increase during fiscal 1998, although he received bonuses under the quarterly incentive plan equal to 83% of his base salary, or $125,000. In addition, he received a stock option grant under in fiscal 1998 as described above.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                               Fredric W. Harman
                                John A. Porter
                                Alan F. Shugart

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Harman, Porter and Shugart served as members of the Compensation Committee of the Board of Directors of Inktomi during fiscal 1998. None of these individuals was an officer or employee of Inktomi or of any of its subsidiaries during fiscal 1998. Mr. Peterschmidt participates in the discussions and decisions regarding salaries and incentive compensation for all executive officers of Inktomi, except that Mr. Peterschmidt is excluded from discussions regarding his own salary and incentive compensation.

                             CERTAIN TRANSACTIONS

  In April 1997, Inktomi issued and sold to entities affiliated with Oak Investment Partners ("Oak Partners") 4,811,306 shares of Common Stock at $1.67 per share and warrants to purchase 1,603,768 shares of Common Stock at $2.50 per share. Oak Partners exercised its warrants in full in March 1998 (after assigning warrants to purchase 20,048 shares to a technology partner of Oak Partners, which warrants were subsequently exercised). Oak Partners is a 5% stockholder of Inktomi. Fredric W. Harman is a Managing Partner of the General Partners of the Oak Partners entities and is a Director of Inktomi.

  In December 1997, the Board of Directors granted an option to purchase 100,000 shares of Common Stock at $1.67 per share to Alan F. Shugart in connection with his appointment as a member of Inktomi's Board of Directors.

  In April 1998, Inktomi loaned $666,000 to Vince Vannelli, Vice President of Worldwide Field Operations, in connection with the exercise of his stock options. The loan bears interest at the lowest applicable federal rate and is secured by the shares issued upon exercise of the stock option. All principal and accrued interest under the loan is due and payable in April 2002, or within 90 days following any termination of employment. In November 1998, Mr. Vannelli repaid $66,600 in principal together with all then accrued interest under the loan.

  In December 1998, the Board of Directors granted an option to purchase 96,800 shares of Common Stock at $54.50 per share to Frank Gill in connection with his appointment as a member of Inktomi's Board of Directors.

                            STOCK PRICE PERFORMANCE

  The following graph shows a comparison of cumulative total stockholder returns for Inktomi's Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Hambrecht & Quist Internet Index. The graph assumes the investment of $100 on June 10, 1998, the date of Inktomi's initial public offering. The data regarding the Company assumes an investment at the initial public offering price of $9.00 per share of Inktomi's Common Stock. The performance shown is not necessarily indicative of future performance.

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN
                          AMONG INKTOMI CORPORATION,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST INTERNET INDEX



                              INITOMI           NASDAQ        HAMBRECHT &
Measurement Period            CORPORATION       INDEX         QUIST INDEX
------------------            -----------       ------        -----------
Measurement Pt-06/10/98       $100              $100          $100
09/30/98                      $209              $ 97          $ 99
12/31/98                      $359              $125          $171

$100 INVESTED ON 6/10/98 IN STOCK OR INDEX--
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Inktomi's officers and directors, and persons who own more than 10% of a registered class of Inktomi's equity securities, to file certain reports regarding ownership of, and transactions in, Inktomi's securities with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish Inktomi with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Inktomi believes that for the year ended September 30, 1998, all reporting persons complied with Section 16(a) filing requirements.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of Inktomi which are intended to be presented by such stockholders at Inktomi's 2000 Annual Meeting of Stockholders must be received by Inktomi no later than October 11, 1999 to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                       /s/ Tim Stevens
                                                       Tim Stevens
                                             Vice President of Corporate and
                                            Legal Affairs, General Counsel and
                                                   Assistant Secretary

San Mateo, California

February 8, 1999

          This Proxy is solicited on behalf of the Board of Directors


                              INKTOMI CORPORATION


                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 10, 1999


     The undersigned stockholder(s) of Inktomi Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 1999 Annual Meeting of Stockholders and Proxy Statement, each dated February 8, 1999, and hereby appoints David C. Peterschmidt and Jerry M. Kennelly, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Inktomi Corporation to be held March 10, 1999, at 9:30 a.m., Pacific Standard Time, at the San Mateo Marriot, Lombard Room, 1770 S. Amphlett Boulevard, San Mateo, California, 94402, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

            (continued, and to be signed and dated on reverse side)

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY


              Vote by Phone                           http://www.eproxy.com/inkt/                        Vote by Mail
             1-800-240-6326
------------------------------------------------------------------------------------------------------------------------------------

 Use any touch-tone telephone to vote           Use the Internet to vote your proxy 24        Mark, sign and date your proxy card
 your proxy 24 hours a day, 7 days a            hours a day, 7 days a week.  Have your        and return it in the postage-paid
 week.  Have your proxy card in hand            proxy card in hand when you access the        envelope we have provided.
 when you call.  You will be prompted to        web site.  You will be prompted to
 enter your 3-digit company number and a        enter your 3-digit company number and a
 7-digit control number, which are              7-digit control number, which are
 located above, and then follow the             located above, to create an electronic
 simple instructions.                           ballot.
------------------------------------------------------------------------------------------------------------------------------------



             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 3
                                             ---

1. Election of directors [_]  FOR all nominees listed  [_]  WITHHOLD AUTHORITY
                              below (except as written      to vote for all
                              below)                        nominees listed
                                                            below

   (Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right)

   01  David C. Peterschmidt  02  Eric A. Brewer            03  Frank Gill
   04  Fredric W. Harman      05  John A. Porter            06  Alan F. Shugart

2. Proposal to amend Inktomi's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares to 300,000,000 shares

   [_]    FOR            [_]     AGAINST       [_]    ABSTAIN

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Inktomi's independent auditors for fiscal 1999

   [_]    FOR            [_]     AGAINST       [_]    ABSTAIN

and in their direction, upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).  IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.  If any other matters
                                ---
properly come before the meeting, the persons named in this proxy will vote, in their discretion, provided, that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

                       Dated

                       Signature(s) of Stockholder(s) in Box

                       PLEASE SIGN exactly as your name appears at left.
                       Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

                       Address change?  Mark box    [_] Indicate change at left